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                                                                      EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 30, 1995, on our audits of the consolidated financial statements of Roberts Pharmaceutical Corporation and Subsidiaries as of December 31, 1994, 1993 and 1992 and for each of the three years in the period ended December 31, 1994, which report is included in Roberts Pharmaceutical Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.


                                                        COOPERS & LYBRAND L.L.P.


Princeton, New Jersey
August 2, 1995